UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 6, 2015

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55334	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2265 East Foothill Blvd.

Pasadena, CA 91107

(Address of principal executive offices and zip code)

(415) 388-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COHBAR, INC.

FORM 8-K

Item 3.02	Unregistered Sales of Equity Securities

As described below in Item 8.01, on January 6, 2015, CohBar, Inc. (the “Company”) completed its initial public offering (the “IPO”) of 11,250,000 units at a price of US$1.00 per unit. Concurrently with the completion of the IPO, the Company issued and sold an additional 2,700,000 units to certain existing accredited investors pursuant to the terms of put agreements between the Company and such investors, at a price of US$1.00 per unit. The concurrent placement was made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder. The terms of the concurrently placed units and the shares of common stock and warrants comprising such units are identical to the terms of the units and underlying securities issued in the IPO and described below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the IPO, the Company amended and restated its 2011 Equity Incentive Plan (the “Plan”). The Plan authorizes the Company to grant up to 6,453,069 shares pursuant to stock awards and makes certain other changes to comply with the requirements of the TSX Venture Exchange.

A copy of the Amended and Restated 2011 Equity Incentive Plan is attached hereto as Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 6, 2015, the Company amended and restated its certificate of incorporation and bylaws, as described in the Company’s Registration Statement on Form S-1 filed in connection with the IPO, as amended. The Company’s Third Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware (the “Restated Charter”), and its Amended and Restated Bylaws (the “Restated Bylaws”), are attached hereto as Exhibits 3.1 and 3.2, respectively.

The Restated Charter deletes the various rights, preferences and protective provisions specified for the Company’s previously outstanding Series B Preferred Stock, which was automatically converted to common stock upon completion of the IPO. The Restated Charter authorizes a total of 80,000,000 shares of capital stock, consisting of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Restated Bylaws reflect modifications to stockholders’ ability to call a special meeting of the stockholders, propose matters for consideration at stockholder meetings, and take action by written consent of the stockholders.

Item 8.01	Other Events

On January 6, 2015, the Company completed its initial public offering of 11,250,000 units at a price of US$1.00 per unit, resulting in gross proceeds of US$11,250,000. Haywood Securities Inc. acted as sole agent for the IPO. The Company issued a total of 786,696 compensation options to the agent and the selling group members in connection with the IPO. Each compensation option entitles the holder thereof to acquire a unit at a price of US$1.00 at any time until July 6, 2016.

Each unit consists of one share of the Company’s common stock and one-half of one common stock purchase warrant. Each whole warrant is exercisable to acquire one share of the Company’s common stock at a price of US$2.00 per share at any time up to January 6, 2017, subject to the Company’s right to accelerate the expiration time of the warrants if at any time the volume-weighted average trading price of its common stock is equal to or exceeds US$3.00 per share for twenty (20) consecutive trading days. The warrants are governed by a Warrant Indenture, dated as of January 6, 2015, between the Company and CST Trust Company, as Warrant Agent. A copy of the Warrant Indenture is attached as Exhibit 4.1 hereto.

The Company’s common stock was accepted for listing and will be traded on the TSX Venture Exchange.

A copy of the press release issued by the Company in connection with the closing of the IPO is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Third Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware, effective January 6, 2015.

3.2	Amended and Restated Bylaws.

4.1	Warrant Indenture, dated January 6, 2015, between CST Trust Company and CohBar, Inc.

10.1	Amended and Restated 2011 Equity Incentive Plan.

99.1	CohBar, Inc., Press Release issued January 7, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.
(Registrant)

January 7, 2015	By:	/s/ Jon Stern
(Date)		Jon Stern
Chief Executive Officer